SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 28, 2002



                          FIRST SECURITY BANCORP, INC.
               (Exact Name of Registrant as Specified in Charter)

        Kentucky                       333-33350                 61-1364206
(State or Other Jurisdiction    (Commission File Number)       (IRS Employer
  of Incorporation)                                          Identification No.)

 318 East Main Street, Lexington, Kentucky                          40507
 (Address of Principal Executive Offices)                         (Zip Code)

 Registrant's telephone number, including area code: (859) 367-3700


                                 Not Applicable
--------------------------------                  ---------------
          (Former Name or Former Address, if Changed Since Last Report)




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Item 5. Other Events

On January 28, 2002, the Registrant issued a press release announcing its earnings for year end 2001 . A copy of such press release, including unaudited financial information released as a part thereof, is attached as Exhibit 99(a) to this Current Report on Form 8-K/A and incorporated by reference herein.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

       (c)  Exhibits.

          The exhibit listed on the Exhibit Index of this Form 8-K is filed as a part of this Report.




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                                   SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          FIRST SECURITY BANCORP, INC.




Date: January 28, 2002                    /s/ John S. Shropshire
                                           ----------------------
                                               John S. Shropshire
                                               President and
                                               Chief Executive Officer
                                               (Principal Executive Officer)

Date: January 28, 2002                      /s/ Ben A. New
                                           ------------------------
                                               Ben A. New
                                               Vice-President; Controller
                                               (Principal Financial and
                                               Accounting Officer)




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                                    EXHIBITS

99(a) Registrant's January 28, 2002 Press Release regarding earnings for year end 2001.
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                                                                  EXHIBIT 99(a)



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January 28, 2002

NEWS RELEASE to Lexington Herald-Leader
By John S. Shropshire, Chairman, President & CEO


First Security Bancorp, Inc., the parent of First Security Bank of Lexington, announced its financial results for the fourth quarter and full year ended December 31, 2001.

Net income for the three months ended December 31, 2001 was $120,000, or $0.08 per share (on a fully diluted basis), compared to $308,000, or $0.26 per share, for the quarter ended December 31, 2000, a year ago. For the year ended December 31, 2001, net income was up almost 20% from the prior year at $1,022,000, or $0.69 per share, compared to $853,000, or $0.79 per share, for the year ended December 31, 2000.

Earnings for the current quarter compared to a year ago were affected by costs associated with opening our new main office in September and a new branch in the Palomar Centre in November. We are very excited about these new facilities and our ability to better serve our customers and believe that over time, these costs will be easily overcome through our continued growth. Also impacting earnings in the second half of 2001 was the recognition of $68,000 of income tax expense which, prior to the third quarter, did not need to be recorded.

Total assets were $202.2 million, a 9.0% increase from $185.5 million at September 30, 2001 and up 50.4% from $134.5 million a year ago. Deposits increased by 5.4% from $160.1 million at September 30, 2001, to $168.7 million at December 31, 2001, and grew 46.1% from $115.5 million a year ago. Net loans increased from $143.8 million at September 30, 2001 to $150.9 million at December 31, 2001, an increase of 4.9%, and were up $45.0 million, or 42.5%, from $105.9 million in net loans at December 31, 2000.
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